Exhibit 10.7

GRANT AGREEMENT

RITCHIE BROS. AUCTIONEERS INCORPORATED

SENIOR EXECUTIVE RESTRICTED SHARE UNIT PLAN

This Grant Agreement is made as of the date set out in Schedule A hereto and is made between the undersigned “Participant” (the “Participant”), being an employee of Ritchie Bros. Auctioneers Incorporated (the “Corporation”) or a subsidiary of the Corporation (which employer is herein referred to as the “Employer”) designated pursuant to the terms of the Senior Executive Restricted Share Unit Plan of the Corporation (which Plan, as the same may from time to time be modified, supplemented or amended and in effect is herein referred to as the “Plan”), and the Corporation.

In consideration of the grant or award of Restricted Share Units made to the Participant pursuant to the Plan (the receipt and sufficiency of which are hereby acknowledged), the Participant hereby agrees and confirms that:

1.	The Participant has received a copy of the Plan and has read, understands and agrees to be bound by the provisions of the Plan.

2.	The Participant accepts and consents to and shall be deemed conclusively to have accepted and consented to all terms and conditions of the Plan and all actions or decisions made by the Board or the Committee or any person to whom the Committee may delegate administrative powers and duties under the Plan, in relation to the Plan, which provisions and consent shall also apply to and be binding on the Beneficiaries, other legal representatives, other beneficiaries and successors of the Participant.

3.	On the grant date (or, if applicable, grant dates) set out in Schedule A hereto, the Participant was granted Restricted Share Units in such number as is set out in such Schedule A, which grant is evidenced by this Grant Agreement.

4.	The Restricted Share Units evidenced by this Grant Agreement, and all Restricted Share Units referred to in Section 4.2 of `the Plan in respect of such Performance Share Units, shall vest at the time and in the manner, and subject to the restrictions and conditions, as are set out in Schedule A hereto (including any Exhibit thereto), which forms part of this Grant Agreement.

5.	Pursuant to the provisions of the Plan, if the Participant ceases to be an employee of the Corporation or an Affiliate for any reason, notwithstanding any provision of any employment agreement between the Participant and the Corporation or any Affiliate, the Participant shall not have any right to be awarded any additional RSUs after the last day of active employment of the Participant on which the Participant actually performs the duties of the Participant’s position and shall not have any right to damages in respect of any loss of any right to be awarded RSUs after the last day of active employment of the Participant. In addition, pursuant to the provisions of the Plan, if the Participant ceases to be an employee of the Corporation or an Affiliate, in certain circumstances RSUs recorded in the Participant’s RSU Account that have not vested shall not vest and shall be forfeited and cancelled without payment. In other circumstances, unvested RSUs are not forfeited, but payment in respect of such RSUs following vesting in accordance with the provisions of the Plan may be prorated to reflect the percentage of the Vesting Period during which the Participant was actually employed.

6.	As set out in the Plan, subject to the right of a Participant to designate one of more Beneficiaries entitled to receive benefits under the Plan following the death of the Participant as expressly set out in the Plan, the Participant may not assign or transfer any right or interest under the Plan or any RSUs granted to the Participant or any right to payment or benefits under the Plan, except to the extent otherwise required by Applicable Laws and except by will or by the laws of succession or descent and distribution.

7.	As set out in the Plan, the Plan may be amended by the Board or the Committee from time to time.

8.	The Plan includes provisions pursuant to which the Corporation and, if applicable, its Affiliates may withhold, or cause to be withheld, and deduct, or cause to be deducted, from any payment under the Plan and otherwise, a sufficient amount to cover Applicable Tax Withholdings, and take other action to satisfy obligations for payment of Applicable Tax Withholdings, including authority to withhold or receive property and make cash payments in respect thereof, and to require, prior to making any payment under the Plan, payment by the recipient to satisfy tax obligations.

9.	The Participant will at all times act in strict compliance with Applicable Laws and all rules and policies of the Corporation, including any insider trading policy of the Corporation in effect at the relevant time, applicable to the Participant in connection with the Plan and the Participant’s RSUs and will furnish to the Corporation all information and documentation or undertakings as may be required to permit compliance with applicable laws. The Participant acknowledges, agrees and consents to information being disclosed or provided to others as contemplated in the Plan.

10.	The Participant acknowledges that, if the Corporation is not the Participant’s Employer, the Employer has validly authorized and appointed the Corporation to enter into this Grant Agreement as the agent of the Employer.

The validity, construction and effect of this Grant Agreement shall be determined in accordance with the laws of British Columbia and the laws of Canada applicable therein.

Words used herein which are defined in the Plan shall have the respective meanings ascribed to them in the Plan.

This Agreement shall enure to the benefit and be binding upon the Corporation, the Employer and their respective successors, and on the Participant and the Participant’s legal representatives, beneficiaries and successors.

REVOCABLE BENEFICIARY DESIGNATION*
The Participant designates the following Beneficiary or Beneficiaries of the Participant for the purposes of the Plan.
The Participant reserves the right to change the designation of Beneficiaries or alter this designation as provided in the Plan.
☐ Initial Designation	☐ Beneficiary Change The Participant hereby revokes any previous designation and appoints the following each as a revocable Beneficiary of the Participant for the purposes of the Plan.
Given Names and Initial	Last Name	Relationship to Employee	% Allocation	Phone #

Given Names and Initial	Last Name	Relationship to Employee	% Allocation	Phone #

Given Names and Initial	Last Name	Relationship to Employee	% Allocation	Phone #

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CHANGE OF BENEFICIARY NAME OR PHONE NUMBER Use this section ONLY when the Participant is reporting a change in a current Beneficiary’s name or phone number.
☐ The Participant hereby requests that the records under the Plan reflect the following change of name or phone number of a Beneficiary of the Participant.
FROM	Given Names and Initial	Last Name	Relationship to Employee	Phone #

TO	Given Names and Initial	Last Name	Relationship to Employee	Phone #

* The ability to designate Beneficiaries for the purposes of the Plan is included solely for the convenience of the Participant. The designation is for the purposes of entitlement to receive benefits under the Plan following the death of the Participant. Neither the Company nor the Employer makes any representation regarding the validity or effectiveness of any Beneficiary designation, including, without limitation, in relation to potential claims or rights of creditors or a Participant’s estate planning. The Participant should consult with the Participant’s own advisors regarding designation or change of Beneficiaries.

IN WITNESS WHEREOF Ritchie Bros. Auctioneers Incorporated, on its own behalf and, if the Corporation is not the Employer, on behalf of and as agent for the Employer, has executed and delivered this Grant Agreement, and the Participant has signed, sealed and delivered this Grant Agreement, as of the date first above written.

RITCHIE BROS. AUCTIONEERS INCORPORATED	RITCHIE BROS. AUCTIONEERS INCORPORATED, as agent for the Employer

Per:	Per:

Per:	Per:

I, hereby confirm that I have reviewed the terms of this Grant Agreement
NAME OF PARTICIPANT
and I accept and agree to be bound by those terms.

(seal)
SIGNATURE OF PARTICIPANT

Witness*

Witness*

* If the Participant is completing the Beneficiary Designation or changing Beneficiaries, the Participant should sign this Grant Agreement in the presence of two witnesses present at the same time, which witnesses should sign while the Participant is present.

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Schedule A to Grant Agreement

1. Name of Participant:

2. Date of Grant Agreement:

3. Number of Restricted Share Units Granted:

4. Date of Grant:

5. Vesting Period and Vesting Conditions:

(a)	Vesting Period

The Vesting Period in respect of the RSUs shall commence on __________________, the effective date of the grant or award of such RSUs and shall end on ___________________, the third anniversary of the effective date of the grant or award, less one day.

The RSUs shall be in respect of services to be performed by the Participants in the current calendar year in which the RSUs are granted or awarded.

(b)	General

The foregoing is subject to the provisions of the Plan regarding authority of the Committee to administer the Plan, including, without limitation, to construe and interpret any provisions of the Plan and decide all questions of fact arising in connection with such construction and interpretation and make such determinations and take such steps and actions as may be directed or permitted by the Plan and take such actions and steps in connection with the administration of the Plan as the Committee, in its discretion, may consider necessary and desirable, and regarding the discretion of the Committee to make changes or adjustments as the Committee may consider equitable and regarding waiver of restrictions with respect to vesting criteria, conditions, limitations or restrictions, with respect to any RSU granted or awarded to any Participant (including reducing or eliminating any Vesting Period originally determined) and permitting acceleration of vesting of any or all RSUs or determining that any RSU has vested, in whole or in part and regarding amendment of the Plan.

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